EXHIBIT 8

                    ADVANCED SEMICONDUCTOR ENGINEERING. INC.

                              LIST OF SUBSIDIARIES

A. ASE Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

     (1) ASEP Realty Corporation, a corporation organized under the laws of the Philippines;

     (2) ASE Holding Electronics (Philippines) Inc., a corporation organized under the laws of the Philippines; and

     (3) ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, and its wholly-owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of Korea.

B. ASE Marketing Services Ltd., a corporation organized under the laws of Hong Kong.

C. ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

D. ASE-Compeq Technologies. Inc., a corporation organized under the laws of the Republic of China.

E. ASE Network Inc., a corporation organized under the laws of the Republic of China.

F. Omniquest Industrial Limited, a corporation organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE (Shanghai) Ltd., in the People's Republic of China.

G. Innosource Limited, a corporation organized under the laws of the British Virgin Islands and its subsidiaries:

     (1) ASE (Kunshan) Inc., a corporation organized under the laws of the People's Republic of China; and

     (2) ASE Module (Shanghai) Inc., a corporation organized under the laws of the People's Republic of China.

H. ASE Technologies, Inc., a corporation organized under the laws of the Republic of China.


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I.   J&R Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

     (1) ASE Test Limited, a corporation organized under the laws of Singapore, has one 99.99%-owned and three wholly-owned subsidiaries:

          (a) ASE Test, Inc., a corporation organized under the laws of the Republic of China (99.99%-owned by ASE Test Limited;)

          (b) ASE Test Holdings, Ltd., a corporation organized under the laws of Cayman Islands and its wholly-owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the state of California, U.S.A.;

          (c) ASE Test Finance Limited, a corporation organized under the laws of Mauritius; and

          (d) ASE Holdings (Singapore) Pte., Ltd., a corporation organized under the laws of Singapore and its wholly-owned subsidiary, ASE Electronics (M) Sdn Bhd, Inc., a corporation organized under the laws of Malaysia.

     (2) J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

     (3) Grand Innovation Co., Ltd., a corporation organized under the laws of the British Virgin Islands;

     (4)  ASE Japan Co., Ltd., a corporation organized under the laws of Japan;
          and

     (5) ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.

J. Advanced Semiconductor Engineering, Inc. has a controlling interest in the following companies:

     (1) Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China;

     (2) Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

     (3) Integrated Programmable Communications, Inc., a corporation organized under the laws of the state of California, U.S.A.;

     (4)  Inprocomm, Inc., a corporation organized under the law of the


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          Republic of China; and

     (5) Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China.